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                                                                   EXHIBIT 10.16

                        CONFIRMATION OF AND AMENDMENT TO
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


         THIS AGREEMENT, dated as of the 31st day of December, 1996, by and between BIOSEPRA INC., a Delaware corporation having its principal place of business at 111 Locke Drive, Marlborough, Massachusetts 01752 ("Pledgor"), in favor of FLEET NATIONAL BANK, formerly known as Fleet National Bank of Connecticut, successor by merger to Fleet Bank of Massachusetts, N.A., having an office at 75 State Street, Boston, Massachusetts 02109 (the "Bank").

         WHEREAS, the Bank has made certain loans (the "Original Loans") to the Pledgor pursuant to the terms of a Revolving Credit and Security Agreement dated as of December 28, 1994 (the "Original Credit Agreement");

         WHEREAS, as collateral security for the Original Loans, the Pledgor entered into an Intellectual Property Security Agreement with the Bank dated as of December 28, 1994 (as amended, the "Security Agreement"), which Security Agreement was filed with the United States Patent and Trademark Office on March 6, 1995 in Reel 7372, Frame 0072 with respect to patents and on May 22, 1995 in Reel 1358, Frame 0758 with respect to trademarks;

         WHEREAS, the Pledgor has requested that the Bank amend certain provisions of the Original Credit Agreement pursuant to the terms of a certain Amended and Restated Revolving Credit and Security Agreement dated of even date herewith (the Original Credit Agreement as so amended and as may be further amended, restated, increased or modified from time to time is herein collectively referred to as the "Credit Agreement");

         WHEREAS, the Pledgor acknowledges that it has been benefitted directly and indirectly by the Original Loans and will continue to be benefitted directly and indirectly by the Loans (as defined in the Credit Agreement) made pursuant to the Credit Agreement; and

         WHEREAS, the Bank is willing to modify the terms of the Original Credit Agreement and to make the Loans provided for in the Credit Agreement upon the condition, among others, that the Pledgor enter into this Agreement to secure all of the Obligations (as defined in the Credit Agreement) of the Pledgor to the Bank under the Credit Agreement.

         NOW, THEREFORE, for and in consideration of the premises and the Credit Agreement and the Loans made by the Bank to the Pledgor and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

         1. CONFIRMATION. The Pledgor hereby agrees that the Security Agreement and the grant of the security interest thereunder are hereby expressly ratified, confirmed and, to the extent necessary, amended so that the term "Credit Agreement" shall mean the Amended and Restated Revolving Credit and Security Agreement between the Pledgor and the Bank dated as of December 31, 1996, as the same may be amended, restated, replaced, superseded or modified from time to time. SCHEDULES A, B, C, D, E AND F to the Security Agreement are hereby


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amended to include the additional items listed on the schedules attached hereto.
Except as expressly amended hereby, the Security Agreement shall remain in full force and effect.

         2. NO DEFAULT; REPRESENTATIONS AND WARRANTIES, ETC. The Pledgor hereby represents and warrants to the Bank that: (a) the representations and warranties of the Pledgor contained in the Security Agreement are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date; (b) the Pledgor is in compliance in all material respects with all of the terms and provisions set forth in the Security Agreement on their part to be observed or performed thereunder; (c) no Default or Event of Default (as such terms are defined in the Credit Agreement) has occurred or is continuing; (d) the Pledgor has all necessary corporate power and have taken all corporate action necessary to make the Security Agreement, as supplemented and amended hereby, the valid and enforceable obligation it purports to be; and (e) neither the execution nor delivery of this Agreement or the Security Agreement, as supplemented and amended hereby, or the consummation of any transaction contemplated hereby, nor the fulfillment of the terms hereof, has constituted or resulted in or will constitute or result in a breach of the provisions of the charter or by-laws of the Pledgor, or any other agreement to which the Pledgor is a party or by which the Pledgor is bound or any presently existing applicable law, judgment, decree or governmental order, rule or regulation applicable to the Pledgor.

         3. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts (without regard to its conflicts of laws provisions).

         4. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties on different counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one in the same instrument.

         5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                               BIOSEPRA INC.



                               By: /s/ Robert F. Scumaci
                                   ---------------------------------------------
                                   Name: Robert F. Scumaci
                                   Title: Chief Financial Officer and Treasurer


                               FLEET NATIONAL BANK



                               By: /s/ Kimberly A. Martone
                                   ---------------------------------------------
                                   Name: Kimberly A. Martone
                                   Title: Vice President



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